Exhibit 99.1

P10 Reports Fourth Quarter and Full Year 2022 Earnings Results

Double-digit, year-over-year growth drives a record 2022

DALLAS, March 6, 2023 (GLOBE NEWSWIRE) — P10, Inc. (NYSE: PX), a leading private markets solutions provider, today reported financial results for the fourth quarter and year ended December 31, 2022.

Fourth Quarter 2022 Financial Highlights:

•	Fee Paying Assets Under Management: $21.2 billion, a 23% increase year over year.

•	Revenue: $58.3 million, a 28% increase year over year.

•	GAAP Net Income: $4.8 million, a 221% increase year over year.

•	Adjusted EBITDA: $30.8 million, a 17% increase year over year.

•	Adjusted Net Income: $27.3 million, a 24% increase year over year.

•	Fully diluted GAAP EPS: $.04, a 104% increase year over year.

•	Fully diluted ANI per share: $.22, a 22% increase year over year.

Fiscal Year End 2022 Financial Highlights:

•	Revenue: $198.4 million, a 32% increase year over year.

•	GAAP Net Income: $29.4 million, a 173% increase year over year.

•	Adjusted EBITDA: $106.8 million, a 29% increase year over year.

•	Adjusted Net Income: $97.9 million, a 56% increase year over year.

•	Fully diluted GAAP EPS: $.24, a 194% increase year over year.

•	Fully diluted ANI per share: $.80, a 43% increase year over year.

A presentation of the quarterly financials may be accessed here and is available on the Company’s website.

Declaration of Dividend:

The Board of Directors of the Company has declared a quarterly cash dividend of $.03 per share of Class A and Class B common stock, payable on March 31, 2023, to the holders of record as of the close of business on March 16, 2023.

Robert Alpert, Chairman and Co-CEO, and Co-CEO Clark Webb said, “P10 delivered double-digit growth and strong fourth quarter and full year 2022 profitability. Driven by an expanding and diverse set of strategies with long track records of investing through a variety of market cycles, we strengthened our position as the premier specialized private markets solutions provider in the middle and lower middle market. We are well positioned for continued growth.”

The company will also host a conference call at 5:00 p.m. Eastern Time on Monday, March 6, 2023. The call may be accessed here. All participants joining by telephone should dial one of the following numbers, followed by the Participant Access Code provided:

U.S. (toll free):	1-844-200-6205
US (local):	1-646-904-5544
All other locations:	+1-929-526-1599

Participant Access Code:	388409

For those unable to participate in the live call, a replay will be made available on P10’s investor relations page at www.p10alts.com.

About P10

P10 is a leading multi-asset class private markets solutions provider in the alternative asset management industry. P10’s mission is to provide its investors differentiated access to a broad set of investment solutions that address their diverse investment needs within private markets. As of December 31, 2022, P10 has a global investor base of over 3,100 investors across 50 states, 59 countries, and six continents, which includes some of the world’s largest pension funds, endowments, foundations, corporate pensions, and financial institutions. Visit www.p10alts.com.

Forward-Looking Statements

Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements discuss management’s current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance, and business. The inclusion of any forward-looking information in this release should not be regarded as a representation that the future plans, estimates, or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties, and assumptions. Forward-looking statements reflect management’s current plans, estimates, and expectations, and are inherently uncertain. All forward-looking statements are subject to known and unknown risks, uncertainties, and other important factors that may cause actual results to be materially different, including risks relating to: global and domestic market and business conditions; successful execution of business and growth strategies and regulatory factors relevant to our business; changes in our tax status; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy; and our ability to manage the effects of events outside of our control. The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks that we face, you should refer to the “Risk Factors” included in our annual report on Form 10-K for the year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission (“SEC”) on March 21, 2022, and in our subsequent reports filed from time to time with the SEC. The forward-looking statements included in this release are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law.

Use of Non-GAAP Financial Measures by P10, Inc.

The non-GAAP financial measures contained in this press release (including, without limitation, Adjusted EBITDA, Adjusted Net Income, and fee-paying assets under management) are not GAAP measures of the Company’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures is included in the presentation of the fourth quarter and year end 2022 results. The Company believes the presentation of these non-GAAP measures provide useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods. It is reasonable to expect that one or more excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period. Fee-paying assets under management reflects the assets from which we earn management and advisory fees. Our vehicles typically earn management and advisory fees based on committed capital, and in certain cases, net invested capital, depending on the fee terms. Management and advisory fees based on committed capital are not affected by market appreciation or depreciation. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Ownership Limitations

P10’s Certificate of Incorporation contains certain provisions for the protection of tax benefits relating to P10’s net operating losses. Such provisions generally void transfers of shares that would result in the creation of a new 4.99% shareholder or result in an existing 4.99% shareholder acquiring additional shares of P10.

P10 Press and Investor Contact:

info@p10alts.com

Fourth Quarter and Full Year 2022 Results EARNINGS PRESENTATION

Legal Disclaimer IMPORTANT NOTICES CAUTION REGARDING FINANCIAL AND OPERATING PROJECTIONS The inclusion of references to P10, Inc. (the “Company”) in this presentation is for information All financial and operating projections, forecasts or estimates about or relating to the purposes only as the holding company of various subsidiaries. P10 does not offer investment Company included in this document, including statements regarding pro-forma valuation advisory services and this presentation is neither an offer of any investment products nor an and ownership, have been prepared based on various estimates, assumptions and offer of advisory services by P10. By accepting this presentation, you acknowledge that P10 is hypothetical scenarios. Forecasts and projections of financial performance, valuation and not offering investment advisory services. All investment advisory services referenced in this operating results are, by nature, speculative and based in part on anticipating and presentation are provided by subsidiaries of P10 which are registered as investment advisers assuming future events (and the effects of future events) that are impossible to predict with the U.S. Securities and Exchange Commission (“SEC”). Accordingly, this presentation may and no representation of any kind is made with respect thereto. The Company’s future be considered marketing materials, in which event it would be marketing materials of each results and achievements will depend on a number of factors, including the accuracy and registered investment adviser subsidiary only. To the extent you have any questions regarding reasonableness of the assumptions underlying any forecasted information as well as on this presentation, please direct them to the applicable subsidiary. Registration as an investment significant transaction, business, economic, competitive, regulatory, technological and adviser does not imply any level of skill or training. This presentation does not constitute an other uncertainties, contingencies and developments that in many cases will be beyond offer to sell, a solicitation of an offer to buy, or a recommendation of any security or any other the Company’s control. Accordingly, all projections or forecasts (and estimates based on investment product. Any securities described herein have not been recommended by any U.S. such projections or forecasts) contained herein should not be viewed as an assessment, federal or state or non-U.S. securities commission or regulatory authority, including the SEC. prediction or representation as to future results and interested parties should not rely, Furthermore, the foregoing authorities have not confirmed the accuracy or determined the and will not be deemed to have relied, on any such projections or forecasts. Actual results adequacy of this document. Any representation to the contrary is a criminal offense. Nothing may differ substantially and could be materially worse than any projection, forecast or herein is intended to provide tax, legal or investment advice. scenario set forth in this document. The Company expressly disclaims any obligation to update or revise any of the projections, forecasts, models or scenarios contained herein to reflect any change in the Company’s expectations with regard thereto or any changes CAUTION REGARDING FORWARD-LOOKING INFORMATION in events, conditions or circumstances on which any such statement is based. Some of the statements in this presentation may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities FEE-PAYING ASSETS UNDER MANAGEMENT, OR FPAUM Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as will, expect, believe, estimate, continue, anticipate, intend, plan“ and similar FPAUM reflects the assets from which we earn management and advisory fees. Our expressions are intended to identify these forward-looking statements. Forward-looking vehicles typically earn management and advisory fees based on committed capital, and in statements discuss management's current expectations and projections relating to our financial certain cases, net invested capital, depending on the fee terms. Management and position, results of operations, plans, objectives, future performance and business. The inclusion advisory fees based on committed capital are not affected by market appreciation or of any forward-looking information in this presentation should not be regarded as a depreciation. representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Forward-looking statements reflect management’s current plans, estimates and expectations USE OF NON-GAAP FINANCIAL MEASURES BY P10, INC. and are inherently uncertain. All forward-looking statements are subject to known and unknown The non-GAAP financial measures contained in this presentation (including, without risks, uncertainties and other important factors that may cause actual results to be materially limitation, Adjusted EBITDA, Adjusted Net Income (“ANI”) and fee-paying assets under different, including risks relating to: global and domestic market and business conditions; management are not GAAP measures of the Company’s financial performance or liquidity successful execution of business and growth strategies and regulatory factors relevant to our and should not be considered as alternatives to net income (loss) as a measure of business; changes in our tax status; our ability to maintain our fee structure; our ability to financial performance or cash flows from operations as measures of liquidity, or any other attract and retain key employees; our ability to manage our obligations under our debt performance measure derived in accordance with GAAP. A reconciliation of such non- agreements; as well as assumptions relating to our operations, financial results, financial GAAP measures to their most directly comparable GAAP measure is included later in this condition, business prospects, growth strategy; and our ability to manage the effects of events presentation. The Company believes the presentation of these non-GAAP measures outside of our control. The foregoing list of factors is not exhaustive. For more information provide useful additional information to investors because it provides better comparability regarding these risks and uncertainties as well as additional risks that we face, you should refer of ongoing operating performance to prior periods. It is reasonable to expect that one or to the “Risk Factors” included in our annual report on Form 10-K for the year ended December more excluded items will occur in future periods, but the amounts recognized can vary 31, 2021, filed with the SEC on March 21, 2022, and in our subsequent reports filed from time significantly from period to period. Adjusted EBITDA and adjusted net income should not to time with the SEC. The forward-looking statements included in this presentation are made be considered substitutes for net income or cash flows from operating, investing, or only as of the date hereof. We undertake no obligation to update or revise any forward-looking financing activities. You are encouraged to evaluate each adjustment to non-GAAP statement as a result of new information or future events, except as otherwise required by law. financial measures and the reasons management considers it appropriate for The forward-looking statements included in this presentation are made only as of the date supplemental analysis. Our presentation of these measures should not be construed as an hereof. We undertake no obligation to update or revise any forward-looking statement as a inference that our future results will be unaffected by unusual or non-recurring items. result of new information or future events, except as otherwise required by law. 2 FOURTH QUARTER AND FULL YEAR 2022

Presenters ROBERT ALPERT C. CLARK WEBB FRITZ SOUDER AMANDA COUSSENS MARK HOOD Co-CEO & Co-CEO COO CFO & CCO EVP of Operations Chairman and Investor Relations 3 FOURTH QUARTER AND FULL YEAR 2022

Fourth Quarter and Full-Year 2022 Financial Highlights Strong organic growth drives durable earnings power ü Fee paying assets under management (FPAUM) were $21.2Bn, an increase of 23% compared to December 31, 2021. 1 ü In the quarter, $645 million of fundraising and capital deployment was offset by $89 million in stepdowns and expirations. Three Months Ended Twelve Months Ended Financial Results ($ in Millions) December 31, 2022 December 31, 2021 December 31, 2022 December 31, 2021 Q4'22 vs Q4'21 YTD'22 vs YTD'21 Actual FPAUM ($Bn) $ 21.2 $ 17.3 $ 21.2 $ 17.3 23% 23% (2) $ 21.2 $ 19.0 $ 21.2 $ 19.0 11% 11% Pro Forma FPAUM ($Bn) GAAP Financial Metrics Revenue $ 58.3 $ 45.6 $ 198.4 $ 150.5 28% 32% Operating Expenses $ 52.6 $ 33.5 $ 154.9 $ 110.2 57% 41% GAAP Net Income $ 4.8 $ 1.5 $ 29.4 $ 10.8 221% 173% Fully Diluted GAAP EPS $ 0.04 $ 0.02 $ 0.24 $ 0.08 104% 194% Non-GAAP Financial Metrics GAAP Revenue $ 58.3 $ 45.6 $ 198.4 $ 150.5 28% 32% (3) $ 30.8 $ 26.4 $ 106.8 $ 83.1 17% 29% Adjusted EBITDA Adjusted EBITDA Margin 53% 58% 54% 55% N/A N/A (3) Adjusted Net Income $ 27.3 $ 22.0 $ 97.9 $ 62.8 24% 56% (4) Fully Diluted ANI EPS $ 0.22 $ 0.18 $ 0.80 $ 0.56 22% 43% NOTES: 1. For the trailing twelve months, expirations and stepdowns totaled $1.35 billion. There is an additional $1.1 billion in expected stepdowns, and expirations in the first half of 2023 and $150 million in the second half of 2023. 2. FPAUM on a pro forma basis assumes the acquisitions of WTI, Bonaccord, and Hark were completed as of January 1, 2021. 3. Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures. Please refer to the Non-GAAP Financial Measures slide for a reconciliation of non-GAAP to GAAP measures. For Q4 2022, Adjusted Net Income excludes a 2021 cash tax payment that was paid in 2022. 4. Fully Diluted ANI EPS calculations include the total of all common shares, stock options under the treasury stock method, and the redeemable non-controlling interests of P10 Intermediate converted to Class B stock as of each period presented. 4 FOURTH QUARTER AND FULL YEAR 2022

Fourth Quarter 2022 Highlights ü Fee paying assets under management (FPAUM) were $21.2Bn, an increase of $3.9Bn, or 23%, when compared to December 31, 2021, actuals. Key 1 business ü Organic FPAUM grew by $2.2Bn, or 11%, when compared to December 31, 2021, pro forma FPAUM. drivers 2 ü Year-over-year revenue growth of 32% was driven by over a dozen funds that were active in the market fundraising and deploying capital. ü Capital raised and deployed was $645 million in the quarter. ü October 13, 2022, closed the acquisition of Westech Investment Advisors, LLC (WTI). As a pioneer in venture debt, WTI has deployed $7.8Bn in loan commitments across more than 1,400 venture- backed companies since its founding in 1980. Publicly traded technology companies, representing over $1 trillion in aggregate market capitalization, count WTI as an early lender and partner. ü December 27, 2022, approved an additional $20 million for the repurchase of P10 stock. As of December 31, 2022, a total of 2,088,057 shares were repurchased at an average price of $9.68 in total for the year. Capital markets ü After repurchases, $19.8 million remains available under the stock buyback program. ü March 6, 2023, declared a quarterly cash dividend of $.03 per share for Class A and Class B stock, payable on March 31, 2023, for holders of record as of the close of business on March 16, 2023. ü The debt balance at the end of the quarter was $293.4 million and $81.6 million remains available on the credit facility. ü December 31, 2022, Class A shares outstanding were 42,365,266 and Class B shares outstanding were 73,008,374. NOTES: 1. Organic FPAUM on a pro forma basis assumes the acquisitions of WTI, Bonaccord, and Hark were completed as of January 1, 2021. 2. “Active funds” does not include funds raising capital in the market that have not yet had their first close. 5 FOURTH QUARTER AND FULL YEAR 2022

Performance Summary 1 Preeminent investment teams with a superior track record across portfolio solutions Fund Vintage Fund Size ($M) Called Capital Net IRR Net ROIC Fund Vintage Fund Size ($M) Called Capital Net IRR Net ROIC Fund-of-Funds (Fund size as of 12/31/22, performance as of 9/30/22) Fund-of-Funds (Fund size as of 12/31/22, performance as of 9/30/22) Fund I 2007 $311 93% 13.2% 2.9x Fund I 2003 $92 105% 13.6% 1.8x Fund II 2010 $342 83% 21.5% 5.2x Fund II 2005 $140 109% 8.1% 1.5x Fund III 2006 $225 107% 6.7% 1.4x Fund III 2013 $409 92% 20.6% 3.4x Fund IV 2007 $265 110% 14.5% 2.0x Fund IV 2015 $408 91% 34.5% 3.7x Fund V 2008 $355 121% 13.4% 1.7x Fund V 2017 $460 89% 43.7% 2.6x 2 Fund VI 2009 $285 114% 15.7% 2.1x Fund VI 2019 $611 90% 35.5% 1.4x Fund VII 2011 $300 110% 17.0% 2.2x Fund VII 2021 $760 28% – – Co-Investment Funds (Fund size as of 12/31/22, performance as of 9/30/22) Fund VIII 2012 $268 113% 20.8% 2.3x Fund IX 2014 $350 109% 16.7% 1.8x Direct Fund I 2015 $125 95% 36.8% 3.3x Direct Fund II 2019 $196 100% 33.5% 1.7x Fund X 2015 $332 108% 18.2% 1.8x Direct Fund III 2021 $171 30% – – SEF 2017 $104 95% 26.9% 1.9x Fund XI 2017 $315 97% 20.5% 1.7x Fund XII 2018 $382 93% 20.4% 1.5x Fund XIII 2019 $397 75% 18.4% 1.3x Fund XIV 2020 $394 51% 24.1% 1.2x SEF II 2020 $123 27% - - Fund XV 2021 $435 31% - - Fund Vintage Fund Size ($M) Called Capital Net IRR Net ROIC Fund XVI 2022 $433 6% - - Impact Funds (Fund size as of 12/31/22, performance as of 12/31/22) Fund XVII 2022 $289 1% - - Impact Credit – $845 – 7.7% 1.2x Secondary Funds (Fund size as of 12/31/22, performance as of 9/30/22) Impact Equity – $566 – 20%+ 1.2x SOF I 2009 $264 112% 21.1% 1.7x SOF II 2013 $425 109% 10.9% 1.4x SOF III 2018 $400 95% 44.4% 1.7x SOF III 2020 $87 79% 40.7% 1.4x Overage SOF IV 2021 $499 17% - - Co-Investment Funds (Fund size as of 12/31/22, performance as of 9/30/22) Direct I 2010 $109 82% 42.8% 3x Fund Vintage Fund Size ($M) Called Capital Net IRR Net ROIC Direct II 2014 $250 87% 27.1% 2.6x GP Stakes Funds (Fund size as of 12/31/22, performance as of 9/30/22) Direct III 2018 $385 89% 25.4% 1.7x Fund I 2019 $724 72% 19.2% 1.3x Direct IV 2021 $645 28% - - Fund II 2022 $447 26% - - NOTES: 1. See performance disclosure notes at the back of this presentation. 2. TrueBridge Fund VI Net IRR and Net ROIC are as of 12/31/21. 6 FOURTH QUARTER AND FULL YEAR 2022

Performance Summary (continued) 1 Preeminent investment teams with a superior track record across portfolio solutions Fund Vintage Fund Size ($M) Called Capital Net IRR Net ROIC Fund Vintage Fund Size ($M) Called Capital Net IRR Net ROIC Equity Funds (Fund size as of 12/31/22, performance as of 9/30/22) Credit Funds (Fund size as of 12/31/22, performance as of 9/30/22) Fund I 1998 $101 94% 12.7% 2.1x VLL I 1994 $47 100% 63.3% 5.9x Fund II 2007 $152 99% 12.2% 1.7x VLL II 1997 $110 100% 61.4% 2.7x Fund III 2013 $230 94% 25.4% 2.6x VLL III 2000 $217 75% 4.3% 1.2x Fund IV 2019 $230 61% – – VLL IV 2004 $250 100% 15.9% 2.2x Credit Funds (Fund size as of 12/31/22, performance as of 9/30/22) VLL V 2007 $270 75% 9.9% 1.8x VLL VI 2010 $294 95% 14.1% 1.9x Fund I 2006 $162 93% 12.2% 2.0x Fund II 2011 $227 100% 8.6% 1.7x VLL VII 2012 $375 100% 12.3% 1.8x Fund III 2016 $289 74% 22.5% 2.1x VLL VIII 2015 $424 98% 12.6% 1.6x Fund IV 2022 $324 19% – – VLL IX 2018 $460 97% 17.4% 1.4x WTI X 2021 $500 24% 4.4% 1.0x Fund Vintage Fund Size ($M) Called Capital Net IRR Net ROIC NAV Lending Funds (Fund size as of 12/31/22, performance as of 9/30/22) Fund I 2013 $106 119% 11.0% 1.3x Fund II 2017 $203 75% 11.2% 1.4x Fund III 2021 $400 71% 13.2% 1.1x Fund IV 2022 $256 0% - - NOTES: 1. See performance disclosure notes at the back of this presentation. 7 FOURTH QUARTER AND FULL YEAR 2022

Fee Paying Assets Under Management 8 FOURTH QUARTER AND FULL YEAR 2022

FPAUM and Average Fee Rate Detail Robust organic FPAUM growth and stable, attractive fee rates 1 2 ORGANIC FPAUM GROWTH ($Bn) AVERAGE FEE RATE (Bps) 3 Average Q4’22 Actual Fee Rate : 115bps 17% CAGR Quarterly average fee rates show the basis points attributable 4 to base management fees and catch-up fees . For 2023, we 4 expect the average fee rate to be 105bps 115 21.2 106 19 103 99 14.6 14 11.3 112 99 104 97 4 3 2 2 2018PF 2019PF 2020PF 2021PF Q4'22 PF Q1’22 Q2’22 Q3’22 Q4’22 5 Organic FPAUM Growth Average FPAUM ($Bn) 24% 4% 30% 11% 17.4 18.0 18.7 20.1 NOTES: 1. Organic FPAUM is calculated on a pro forma basis assuming the acquisitions of WTI, Five Points, TrueBridge, Enhanced, Bonaccord, and Hark were completed as of January 1, 2018. 2. The average fee rates shown in the graph are calculated as actual average FPAUM as a quotient of actual revenue. 3. Average Q4’22PF fee rate was 110bps. 4. Catch-up fees are earned from investors that committed during the fundraising period of funds originally launched in prior periods, and as such, the investors are required to pay a catch- up fee as if they had committed to the fund at the first closing. While catch-up fees are not a significant component of our overall revenue stream, they may result in a temporary increase in our revenues in the period in which they are recognized. 5. Q4’22 organic FPAUM growth is the pro forma FPAUM growth from Q4’21 to Q4’22. Note: “PF” refers to calculations made on a pro forma basis. “A” refers to calculations made on an actual basis. 9 FOURTH QUARTER AND FULL YEAR 2022

1 Organic Fee-Paying AUM Growth Model Long-term contractually locked-up funds ensure highly sticky FPAUM base Annual FPAUM Roll Forward Quarterly FPAUM Roll Forward 1.0 2.5 21.2 21.2 0.3 0.3 (1.3) 20.7 4.3 0.7 19.0 (0.1) (0.6) 14.6 Sep-22 PF Raised Deployed Stepdowns Dec-22 PF Dec-20 PF Raised Deployed Stepdowns Dec-21 PF Raised Deployed Stepdowns Dec-22 PF BREAKDOWN OF FPAUM FLOWS Increase/Decrease Impact Description Increase/Decrease Impact Description Contractual reduction in fee-based timing Represents new commitments to funds Scheduled Fee Base known at outset of vehicle launch. Most Capital Raised that earn fees on a committed capital fee 3 vehicles do not change Stepdowns base the charging basis from committed to invested capital upon stepdown 3 Fee Period Expirations Decreases in FPAUM due to fund expirations In certain vehicles, fees are based on Capital Deployed capital deployed, as such increasing FPAUM NAV change consists primarily of the 2 impact of market value appreciation NAV Change (depreciation) from vehicles that earn fees on a NAV basis NOTES: 1. Organic FPAUM on a pro forma basis assumes the acquisitions of WTI, Bonaccord and Hark were completed as of January 1, 2020. 2. NAV change impact on P10’s overall FPAUM is de minimis. For simplicity, the NAV change impact on FPAUM is grouped with the Stepdown and Expiration amounts. 3. Decreases in FPAUM from fee based stepdowns and expirations are combined with NAV changes in the above graph. FY 2021 Stepdowns and Expirations were $30 million and $269 million, respectively. In the trailing twelve months, Stepdowns and Expirations totaled $1.35Bn. Furthermore, we expect an additional $1.1 bn in expected stepdowns and expirations in the first half of 2023 and $150 million in the second half of 2023. 10 FOURTH QUARTER AND FULL YEAR 2022

Private Markets Ecosystem Premier private markets solutions provider P10 is a specialized private market solutions provider. As LPs entrust us with capital, we strengthen our relationships with high performing, difficult-to-access fund managers. These relationships drive additional investment opportunities, source more data, enable portfolio optimization, enhance returns, and in turn, attract new LPs. Our position within the private markets ecosystem is reinforced by our synergistic multi-asset class solutions, extracting sourcing opportunities from our vast network of GPs and portfolio companies. Limited Partners (LPs) Public Pensions Family Offices High Net Worth Wealth Managers Endowments & Foundations Corporate Pensions Financial Institutions Sovereign Wealth Funds Global LP base of 3,100+ Proprietary database and analytics platform supported Unified private market solutions network Institutional and HNW Investors by 107 seasoned professionals of 260+ GPs driving sourcing 11 FOURTH QUARTER AND FULL YEAR 2022

Premier Private Markets Solutions Provider 1 Comprehensive suite of private market vehicles Primary Solutions Direct and Co-Investments Secondary Investments ü Private Equityü Private Equityü Private Equity ü Venture Capitalü Venture Capital Asset Classes ü Private Credit ü Impact Investing ü Invests in diversified portfolio ü Direct and co-investments alongside ü Secondary purchaser of LP of funds across asset classes leading GPs interests in private equity funds with defined investment Structure Descriptionü Invests in secured unitranche, second ü Focused exclusively on middle and strategies lien, mezzanine loans, and equity lower middle market private equity funds ü GP stakes ü Provides instant fund ü Extensive built-in network of fund ü Ability to purchase interests at a diversification to investors managers results in significant discount actionable deal flow ü Differentiated access to ü Ability to leverage extensive fund relationship-driven middle and ü Deals sourced from GP relationships manager diligence and insights as lower middle market sectors and trusted advisors with preferred part of investment selection process economic terms ü Specialized underwriting skills ü Shorter holding period and earlier and expertise to select the best ü Ability to leverage extensive fund cash returns managers manager diligence and insights as part ü Countercyclical nature Value Proposition of investment selection process ü Offered in both commingled ü Reduced blind pool risk investment vehicles and ü Well-diversified portfolio across ü Offered through commingled customized separate accounts industry, sponsor, and geography investment vehicles ü Robust database and analytics ü Offered in both commingled ü Robust database and analytics platform investment vehicles and customized platform separate accounts ü Robust database and analytics platform 2 $11.7Bn $8Bn $1.5Bn FPAUM NOTES: 1. Any discussion in this presentation of past, committed to, or potential transactions should not be relied upon as any indication of future deal flow. There can be no assurance that any potential transactions described herein will be consummated. Diversification does not guarantee a profit or protect against a loss in declining markets. 2. FPAUM as of December 31, 2022. 12 FOURTH QUARTER AND FULL YEAR 2022

Fee Paying Assets Under Management Across Diversified Vehicles Multi-asset investment platform with strong organic growth DIVERSIFIED BASE AND GROWTH ACROSS VEHICLES KEY METRICS Primary Solutions FPAUM Composition (As of Q4’22) 19% $11.7Bn Primary Solutions 55% ● Organic FPAUM CAGR Total FPAUM as of Q4’22 Q4’20 PF – Q4’22 Direct & Co-Investments 38% ● FPAUM Secondary Investments 7% ● $21.2Bn Direct & Co-Investments 21% $8Bn FPAUM Composition (As of Q4’22) Organic FPAUM CAGR FPAUM as of Q4’22 Q4’20 PF – Q4’22 Secondary Investments Primary Solutions 52% ● Organic Direct & Co-Investments 38% FPAUM ● 1 Growth Secondary Investments 10% ● 33% $1.5Bn $6.6Bn Organic FPAUM CAGR FPAUM as of Q4’22 Q4’20 PF – Q4’22 NOTES: 1. Organic FPAUM on a pro forma basis assumes the acquisitions of WTI, Bonaccord, and Hark were completed as of December 31, 2020. 13 FOURTH QUARTER AND FULL YEAR 2022

Financial Highlights 14 FOURTH QUARTER AND FULL YEAR 2022

Consolidated Statements of Operations (unaudited) Three Months Ended Twelve Months Ended GAAP GAAP December 31, 2022 December 31, 2021 December 31, 2022 December 31, 2021 Q4'22 vs Q4'21 YTD'22 vs YTD'21 (unaudited)(unaudited) (Dollars in thousands except share and per share amounts) Revenues Management and advisory fees $ 57,589 $ 45,395 $ 196,546 $ 149,424 27% 32% Other revenue $ 756 $ 238 $ 1,814 $ 1,110 218% 63% Total revenues $ 58,345 $ 45,633 $ 198,360 $ 150,534 28% 32% Operating Expenses Compensation and benefits 34,004 1 6,636 9 4,297 5 4,755 104% 72% Professional fees 3 ,440 3 ,652 12,856 1 1,508 -6% 12% General, administrative and other 6 ,129 1 ,560 18,522 9 ,870 293% 88% Contingent consideration expense 350 3,472 1,717 3 ,472 -90% -51% Amortization of intangibles 8 ,380 7 ,979 26,867 3 0,431 5% -12% Strategic alliance expense 249 1 52 678 152 N/A N/A Total operating expenses $ 52,552 $ 33,451 $ 154,937 $ 110,188 57% 41% Income From Operations $ 5,793 $ 12,182 $ 43,423 $ 40,346 -52% 8% Other (Expense)/Income Interest expense implied on notes payable to sellers — (168) — (825) N/A N/A Interest expense, net (4,237) (5,599) (9,505) (21,360) -24% -56% Loss on extinguishment of debt — (15,312) — (15,312) Other income 242 1 80 1 ,545 848 34% 82% Total other (expense) $ (3,995) $ (20,899) $ (7,960) $ (36,649) -81% -78% Net income before income taxes $ 1,798 $ (8,717) $ 35,463 $ 3,697 -121% 859% Income tax benefit/(expense) 3 ,038 10,224 (6,064) 7 ,070 -70% -186% Net Income $ 4,836 $ 1,507 $ 29,399 $ 10,767 221% 173% Less: preferred dividends attributable to redeemable — (110) — (1,593) N/A N/A noncontrolling interest Less: net income attributable to noncontrolling interest (193) — (193) — in P10 Intermediate Net Income Attributable to P10 $ 4,643 $ 1,397 $ 29,206 $ 9,174 232% 218% Earnings per share Basic earnings per share $ 0.04 $ 0.01 $ 0.25 $ 0.13 300% 98% Diluted earnings per share $ 0.04 $ 0.02 $ 0.24 $ 0.08 100% 194% Dividends paid per share $ 0.03 $ — $ 0.09 $ — N/A N/A Weighted average shares outstanding, basic 115,373 102,916 1 16,751 7 2,660 12% 61% Weighted average shares outstanding, diluted 122,916 119,571 1 21,655 112,332 3% 8% 15 FOURTH QUARTER AND FULL YEAR 2022

(1) Add Back Reconciliation (unaudited) Three Months Ended Three Months Ended Twelve Months Ended Twelve Months Ended December 31, 2022 December 31, 2022 December 31, 2022 December 31, 2022 December 31, 2022 December 31, 2022 (2) (3) (Dollars in thousands except share and per share amounts)(unaudited) Addbacks Adjusted Line Item(unaudited) Addbacks Adjusted Line Item Revenues Management and advisory fees $ 57,589 $ 675 $ 58,264 $ 196,546 $ 675 $ 197,221 Other revenue $ 756 $ — $ 756 1 ,814 $ — $ 1,814 Total revenues $ 58,345 $ 59,020 1 98,360 $ 199,035 Operating Expenses Compensation and benefits 2 1,274 $ 21,274 70,069 (1,725) $ 68,344 Recurring non-cash stock based compensation 2,584 (2,584) $ — 9 ,587 (9,587) $ — Non-cash stock based compensation-acquisitions 4,534 (4,534) $ — 9 ,029 (9,029) $ — Earnout related compensation 5,612 (5,612) $ — 5 ,612 (5,612) $ — Professional fees 3,440 (2,291) $ 1,149 1 2,856 (5,867) $ 6,989 General, administrative and other 5,979 (230) $ 5,749 18,037 (278) $ 17,759 Depreciation 150 (150) $ — 485 (485) $ — Contingent consideration expense 350 (350) $ — 1 ,717 (1,717) $ — Amortization of intangibles 8,380 (8,380) $ — 2 6,867 (26,867) $ — Strategic alliance expense 249 — $ 249 678 — $ 678 Total operating expenses $ 52,552 $ 28,421 1 54,937 $ 93,770 Income From Operations $ 5,793 $ 30,599 43,423 $ 105,265 Other (Expense)/Income Interest expense implied on notes payable to sellers — — $ — — — $ — Interest expense, net (4,237) 4,237 $ — (9,505) 9 ,505 $ — Other income 242 — $ 242 1 ,545 — $ 1,545 Total other (expense) $ (3,995) $ 242 (7,960) $ 1,545 Adjusted EBITDA $ 30,841 $ 106,811 NOTES: 1. The consolidated statements of operations for the three and twelve months ended 12/31/2022 and 12/31/2022 are unaudited. 2. One-time professional fees incurred during Q4’22 include legal fees related to deal-specific expenses. Includes $675k of expenses at Enhanced that is amortized as a contra-revenue. Earnout related compensation is incurred as a result of the WTI acquisition. 3. One-time professional fees, compensation, and benefits expenses incurred in 2022 include a $1.7 million one-time payment to buyout the employment contracts for the prior Five Points partners during the first quarter of 2022 and one-time expenses related to the Company’s IPO as well as the acquisition of WTI, Bonaccord, and Hark. 16 FOURTH QUARTER AND FULL YEAR 2022

Non-GAAP Financial Measures (unaudited) Three Months Ended Twelve Months Ended December 31, 2022 December 31, 2021 December 31, 2022 December 31, 2021 (Dollars in thousands except share and per share amounts)(unaudited)(unaudited) Q4'22 vs Q4'21 YTD'22 vs YTD'21 GAAP Net Income $ 4,836 $ 1,507 $ 29,399 $ 10,767 221% 173% Add back (Subtract): Depreciation & amortization 9,205 8,049 28,028 30,703 14% -9% Interest expense, net 4,237 21,079 9,505 37,497 -80% -75% Income tax expense (3,037) (10,224) 6,064 (7,070) -70% -186% Non-recurring expenses 2,870 4,975 9,587 8,807 -42% 9% Recurring non-cash stock based compensation 2,584 965 9,587 2,416 168% 297% Non-cash stock based compensation-acquisitions 4,534 - 9,029 - N/A N/A Earnout related compensation 5,612 - 5,612 - N/A N/A Adjusted EBITDA 30,841 26,351 106,811 83,120 17% 29% Less: Cash interest expense, net (2,162) (4,285) (6,784) (17,997) -50% -62% Net cash received/(paid) income taxes (1,376) (115) (2,114) (2,308) 1097% -8% Adjusted Net Income 27,303 21,951 97,913 62,815 24% 56% ANI Earnings per Share Shares outstanding 115,373 102,916 116,751 72,660 37% 61% Diluted Shares outstanding 122,916 119,571 121,655 112,332 3% 8% ANI per share $ 0.24 $ 0.21 $ 0.84 $ 0.86 14% -2% Diluted ANI per share $ 0.22 $ 0.18 $ 0.80 $ 0.56 22% 43% Above is a calculation of our unaudited non-GAAP financial measures. These are notü The cost of financing our business measures of financial performance under GAAP and should not be construed as a substitute ü Non-Recurring Transaction Fees include the following: for the most directly comparable GAAP measures, which are reconciled in the table above. These measures have limitations as analytical tools, and when assessing our operating Acquisition-related expenses which reflect the actual costs incurred during the period ü performance, you should not consider these measures in isolation or as a substitute for for the acquisition of new businesses, which primarily consists of fees for professional GAAP measures. Other companies may calculate these measures differently than we do, services including legal, accounting, and advisory limiting their usefulness as a comparative measure. ü Registration-related expenses include professional services associated with our We use Adjusted Net Income, or ANI, as well as Adjusted EBITDA (Earnings Before prospectus process incurred during the period, and does not reflect expected Interest, Taxes, Depreciation and Amortization) to provide additional measures of regulatory, compliance, and other costs which may be incurred subsequent to our profitability. We use the measures to assess our performance relative to our intended Initial Public Offering, and the effects of income taxes. strategies, expected patterns of profitability, and budgets, and use the results of that Adjusted Net Income reflects net cash paid for federal and state income taxes. In the first assessment to adjust our future activities to the extent we deem necessary. ANI reflects quarter of 2022 the Company received a state tax refund of $353,000, thus increasing our actual cash flows generated by our core operations. ANI is calculated as Adjusted Adjusted Net Income. EBITDA, less actual cash paid for interest and federal and state income taxes. Fully Diluted ANI EPS calculations include the total of all common shares, stock options under In order to compute Adjusted EBITDA, we adjust our GAAP Net Income for the following the treasury stock method, restricted stock awards, and the redeemable non-controlling items: interests of P10 Intermediate converted to Class B stock as of each period presented. ü Expenses that typically do not require us to pay them in cash in the current period (such as depreciation, amortization and stock-based compensation) 17 FOURTH QUARTER AND FULL YEAR 2022

Consolidated Balance Sheets (unaudited) December 31, 2022 December 31, 2021 (unaudited) (Dollars in thousands except share amounts) Assets Cash and cash equivalents $ 20,021 $ 40,916 Restricted cash $ 9,471 $ 2,566 Accounts receivable $ 16,551 $ 2,854 Note receivable $ 4,231 $ 2,552 Due from related parties $ 36,538 $ 12,357 Investment in unconsolidated subsidiaries $ 2,321 $ 1,803 Prepaid expenses and other assets $ 5,089 $ 4,759 Property and equipment, net $ 2,878 $ 981 Right-of-use assets $ 15,923 $ 14,789 Contra-revenue asset $ 13,629 $ — Deferred tax assets, net $ 41,275 $ 45,151 Intangibles, net $ 151,795 $ 128,788 Goodwill $ 506,638 $ 418,701 Total assets 8 26,360 676,217 Liabilities And Stockholders' Equity Liabilities Accounts payable $ 2,578 $ 401 Accrued expenses $ 8,052 $ 6,009 Accrued compensation and benefits $ 18,900 $ 6,465 Due to related parties $ 2,157 $ 2,258 Other liabilities $ 8,715 $ 1,808 Contingent consideration $ 17,337 $ 22,963 Accrued contingent liability $ 14,305 $ — Deferred revenues $ 12,651 $ 12,953 Lease liabilities $ 18,558 $ 15,700 Debt obligations $ 289,224 $ 212,496 Total liabilities $ 392,477 $ 281,053 Stockholders' Equity Class A common stock, $0.001 par value; 510,000,000 shares authorized; 43,303,040 issued and 42,365,266 outstanding as of December 31, 2022, and 34,464,920 issued and 34,464,920 outstanding as of December 31, 42 34 2021, respectively Class B common stock, $0.001 par value; 180,000,000 shares authorized; 73,131,825 shares issued and 73,008,374 shares outstanding as of December 31, 2022, and 82,851,279 shares issued and 82,727,827 shares 73 83 outstanding as of December 31, 2021, respectively Treasury stock (9,926) (273) Additional paid-in-capital 628,828 6 50,405 Accumulated deficit (225,879) (255,085) Noncontrolling interest 40,745 - Total stockholders' equity $ 433,883 $ 395,164 Total Liabilities And Stockholders' Equity 8 26,360 676,217 18 FOURTH QUARTER AND FULL YEAR 2022

Consolidated Statements of Cash Flows (unaudited) Twelve Months Ended December 31, 2022 December 31, 2021 December 31, 2020 (Dollars in thousands)(unaudited) Cash Flows From Operating Activities Net income 29,399 10,767 23,806 Adjustments to reconcile net income to net cash provided by operating activities: Stock-based compensation 18,616 3,528 714 Non-cash incentive compensation - 1,396 - Depreciation expense 4 85 272 105 Amortization of intangibles 26,867 30,431 15,466 Amortization of debt issuance costs and debt discount 1,116 4,748 2,040 Income from unconsolidated subsidiaries (1,532) (1,087) - Deferred tax expense (benefit) 3,693 (8,140) (30,274) Loss on extinguishment of debt - 10,499 - Measurement of contra-revenue put option 6 76 - - Remeasurement of contingent consideration 1,717 3,472 - Post close purchase price adjustment 11 - - Change in operating assets and liabilities: Accounts receivable (1,066) 407 1,942 Due from related parties (24,181) (9,782) (427) Prepaid expenses and other assets 2,871 (1,390) (74) Right-of-use assets 2,912 1,651 1,186 Accounts payable (10,889) (702) 619 Accrued expenses 1,556 (2,674) 931 Accrued compensation and benefits 8,014 3,335 1,754 Due to related parties (101) 58 141 Other liabilities 3,950 1,554 (34) Deferred revenues (302) 2,606 (5,960) Lease liabilities (2,137) (1,930) (1,266) Net cash provided by operating activities 61,675 49,019 10,669 Cash Flows From Investing Activities Acquisitions, net of cash acquired (96,455) (44,612) (213,909) Purchase of intangible assets (36) (30) - Note receivable (1,687) (2,552) - Proceeds from note receivable 7 - - Investments in unconsolidated subsidiaries - (2,638) - Proceeds from investments in unconsolidated subsidiaries 1,014 4,080 - Software capitalization (138) - - Post-closing payments related to acquisitions - (1,519) (250) Purchases of property and equipment (1,295) (129) (34) Net cash used in investing activities (98,590) (47,400) (214,193) Cash Flows From Financing Activities Issuance of redeemable noncontrolling interests - - 46,353 Repayment of notes payable to sellers - (9,406) - Repayment of loans payable - (31,658) - Borrowings on debt obligations 118,500 252,873 159,350 Repayments on debt obligations (41,000) (295,376) (4,798) Cash paid for extinguishment of debt - (4,813) - Repurchase of Class A common stock for employee tax withholding (454) - - Repurchase of Class B common stock (12,249) - - Repurchase of Class A common stock (9,652) - - Payment of preferred stock dividends - (2,313) - Proceeds from initial public offering - 138,000 - Payment of initial public offering underwriting fees - (8,626) - Payments of contingent consideration (7,344) (727) - Deferred offering costs - (3,361) - Cash settlement of stock options (12,466) (1,112) - Dividends paid (10,522) - - Debt issuance costs (1,888) (4,401) (4,064) Net cash used in financing activities 22,925 29,080 196,841 Net change in cash, cash equivalents and restricted cash (13,990) 30,699 (6,683) Cash And Cash Equivalents And Restricted Cash, Beginning of Period 43,482 12,783 19,466 Cash And Cash Equivalents And Restricted Cash, End of Period 2 9,492 43,482 12,783 19 FOURTH QUARTER AND FULL YEAR 2022

Tax Assets Combination of intangible assets, goodwill, and NOLs generating sustained, long-term tax benefits COMMENTARY LONG-TERM TAX BENEFITS Tax Assets (Dec-22) ü Tax basis intangible assets and tax-deductible goodwill—which are more than half of our tax assets—are available to reduce federal income tax ratably over fifteen years. $177M Federal ü Currently, tax amortization relates to goodwill and intangibles NOLs acquired in tax years 2017 – 2022. ü Management plans to pursue disciplined growth through acquisitions, which creates a step-up in basis that will likely generate additional intangibles and goodwill amortization that provides an additional federal and state tax deduction over fifteen years. ü Federal NOLs are generally expected to be fully utilized before Tax Assets expiration. $574M ü With annual tax amortization and the use of the remaining NOL balance, the Company anticipates federal taxable income at $0 2 for several years . $397M Goodwill & Intangibles Remaining Tax 1 Amortization NOTES: 1. Goodwill and intangibles remaining tax amortization is the goodwill and intangibles balance net of tax amortization deducted from inception through December 31,2022. On a tax basis, the potential $70 million earnout attributable to the WTI acquisition will be included in goodwill & intangibles when earned. 2. While we anticipate $0 of federal taxable income for several years, we will have some state and local income taxes. 20 FOURTH QUARTER AND FULL YEAR 2022

Highly Compelling Value Proposition Attractive investment thesis MEANINGFUL PARTNERSHIPS SUPERIOR TRACK RECORD ü Premier, specialized private markets solutions ü Attractive and growing revenue base with provider operating in large and growing highly recurring and well diversified markets with increasing investor revenue and strong margins allocations DEEP TALENT UNRIVALED ACCESS ü Experienced management team with ü Highly recurring revenue composed almost significant insider ownership, proven entirely of management and advisory M&A track record, and supported by a fees earned primarily on committed capital deep bench of investment talent from long-term, contractually locked up funds DATA ADVANTAGE ü Strong investment performance across private markets driven by experience, investment process, and data advantage supporting the ability to grow and attract future funds 21 FOURTH QUARTER AND FULL YEAR 2022

Key Terms & Supplemental Information Below is a description of our unaudited non-GAAP financial measures. These are not FULLY DILUTED ANI EPS Fully diluted Adjusted Net Income earnings per share is a measures of financial performance under GAAP and should not be construed as a substitute calculation that assumes all the Company’s securities were converted into shares, not just for the most directly comparable GAAP measures. These measures have limitations as shares that are currently outstanding. analytical tools, and when assessing our operating performance, you should not consider these measures in isolation or as a substitute for GAAP measures. Other companies may NET IRR Refers to Internal rate of return net of fees, carried interest and expenses calculate these measures differently than we do, limiting their usefulness as a comparative charged by both the underlying fund managers and each of our solutions. measure. NET ROIC Refers to return on invested capital net of fees and expenses charged by both the underlying fund managers and each of our solutions. FEE PAYING ASSETS UNDER MANAGEMENT (FPAUM) FPAUM reflects the assets from which we earn management and advisory fees. Our vehicles typically earn management and advisory fees based on committed capital, and in certain FUND SIZE Refers to the total amount of capital committed by investors and, when cases, net invested capital, depending on the fee terms. Management and advisory fees applicable, the U.S. Small Business Administration to each fund disclosed based on committed capital are not affected by market appreciation or depreciation. CALLED CAPITAL Refers to the amount of capital provided from investors, expressed as a percent of the total fund size. ADJUSTED EBITDA üIn order to compute Adjusted EBITDA, we adjust our GAAP net income for the following PF Refers to “pro forma” and indicates a number that was adjusted from actual. items: üExpenses that typically do not require us to pay them in cash in the current period (such A Refers to “actual” and indicates a number that is unadjusted. as depreciation, amortization and stock-based compensation); üThe cost of financing our business; SUPPLEMENTAL SHARE INFORMATION Class A shares (CUSIP # 69376K106) trade üAcquisition-related expenses which reflects the actual costs incurred during the period for on the NYSE as PX and have one vote per share. Class B shares (CUSIP # 69376K205) the acquisition of new businesses, which primarily consists of fees for professional services are not tradeable in the open market and have ten votes per share. The Class B shares including legal, accounting, and advisory, as well as bonuses paid to employees directly are convertible at any time at the option of the holder into Class A shares on a one-for- related to the acquisition; one basis, irrespective of whether or not the holder is planning to sell shares at that time. üRegistration-related expenses includes professional services associated with our All previous shareholders of P10 Holdings, Inc. (OTC: PIOE) had their shares converted to prospectus process incurred during the period, and does not reflect expected regulatory, Class B shares of P10 at the time the Company was listed on the NYSE. The simplest way compliance, and other costs associated with which may be incurred subsequent to our to sell Class B shares is to first contact your broker and convert them to Class A shares, Initial Public Offering; and which can then be sold on the NYSE. Further note that Class B shares held by P10 insiders The effects of income taxes ü are under a lock up agreement. Please refer to our amended and restated certificate of incorporation for a full description of the Class A and Class B shares. ADJUSTED NET INCOME (ANI): OWNERSHIP LIMITATIONS P10’s Certificate of Incorporation contains certain üWe use Adjusted Net Income, or ANI, as well as Adjusted EBITDA (Earnings Before provisions for the protection of tax benefits relating to P10’s net operating losses. Such Interest, Taxes, Depreciation and Amortization) to provide additional measures of provisions generally void transfers of shares that would result in the creation of a new profitability. We use the measures to assess our performance relative to our intended 4.99% shareholder or result in an existing 4.99% shareholder acquiring additional shares strategies, expected patterns of profitability, and budget and use the results of that of P10. assessment to adjust our future activities to the extent we deem necessary. ANI reflects our actual cash flows generated by our core operations. ANI is calculated as Adjusted EBITDA, less actual cash paid for interest and federal and state income taxes. 2 22 2 F FO OU UR RT TH H Q QU UA AR RT TE ER R A AN ND D F FU UL LL L Y YE EA AR R 2 20 02 22 2

Disclaimers PERFORMANCE DISCLAIMER ENHANCED CAPITAL PERFORMANCE DISCLOSURES: The historical performance of our investments should not be considered as indicative of üPerformance information shown for deal activity from 05/06/02 through 12/31/22. All the future results of our investments or our operations or any returns expected on an investments bear the risk of loss. Past performance is not indicative of future results. All investment in our Class A common stock. statistics exclude “Outreach Deals” which are transactions that Enhanced executes for pure impact, without expectation of financial return. A list of these deals is available In considering the performance information contained in this prospectus, prospective upon request. Class A common stockholders should be aware that past performance of our specialized investment vehicles or the investments that we recommend to our investors is not üTotal Blended Net is hypothetical and assumes .75x leverage, leverage cost of 4% per necessarily indicative of future results or of the performance of our Class A common annum from 2002 through 2021 and 5% in 2022, 1.5% management fee on capital stock. An investment in our Class A common stock is not an investment in any of our deployed, 45% leverage paydown per period, based on available cashflow, 15% carried specialized investment vehicles. In addition, the historical and potential future returns of interest above 7% hurdle with an 80% carry catch up. The unrealized component of the specialized investment vehicles that we manage are not directly linked to returns on our returns is based on the 12/31/22 fair value of the investment and assumes liquidation Class A common stock. Therefore, you should not conclude that continued positive at that FMV on 1/01/23. Excludes fund-level professional fees. An investor’s return will performance of our specialized investment vehicles or the investments that we be reduced by the fees and expenses incurred by their account or the private fund in recommend to our investors will necessarily result in positive returns on an investment in which they invest. Actual returns may differ materially. our Class A common stock. However, poor performance of our specialized investment vehicles could cause a decline in our ability to raise additional funds and could therefore üImpact Equity excludes Low-Income Housing Tax Credits and New Markets Tax Credits have a negative effect on our performance and on returns on an investment in our Class A which are not offered to non-bank investors. common stock. The historical performance of our funds should not be considered indicative of the future performance of these funds or of any future funds we may raise, in üHistoric Tax Credit deals with a 1-year credit assume a 0% Management Fee and a 30% part because: Profit Share. Historic Tax Credit deals with a 5-year credit assume a 0.5% Management Fee and a 20% Profit Share. IRRs for Historic Tax Credit transactions are not recorded ümarket conditions and investment opportunities during previous periods may have been as the credits trade at a discount to par. The IRRs reflected only represent Renewable significantly more favorable for generating positive performance than those we may Energy Tax Credit transactions and are the product of a very short hold period. All experience in the future; investments bear the risk of loss. Risks include recapture due to lack of following program compliance rules. Investments in tax credits are not securities investments üthe performance of our funds is generally calculated on the basis of net asset value of and returns shown do not reflect a return achieved on investment securities. An the funds’ investments, including unrealized gains, which may never be realized; investor’s return will be reduced by the fees and expenses incurred by their account or the private fund in which they invest. üour historical returns derive largely from the performance of our earlier funds, whereas future fund returns will depend increasingly on the performance of our newer funds or funds not yet formed; üour newly established funds typically generate lower returns during the period that they initially deploy their capital; üchanges in the global tax and regulatory environment may affect both the investment preferences of our investors and the financing strategies employed by businesses in which particular funds invest, which may reduce the overall capital available for investment and the availability of suitable investments, thereby reducing our investment returns in the future; üin recent years, there has been increased competition for investment opportunities resulting from the increased amount of capital invested in private markets alternatives and high liquidity in debt markets, which may cause an increase in cost and reduction in the availability of suitable investments, thereby reducing our investment returns in the future; and üthe performance of particular funds also will be affected by risks of the industries and businesses in which they invest. 2 23 3 F FO OU UR RT TH H Q QU UA AR RT TE ER R A AN ND D F FU UL LL L Y YE EA AR R 2 20 02 22 2

Disclaimers RCP ADVISORS PERFORMANCE DISCLOSURES: üThe actual performance returns of each investor may vary (in some cases, materially) and are dependent on a number of factors including, but not limited to, (a) the timing of üThe historical returns of RCP Advisors are not necessarily indicative of the future an investor’s capital contributions, including as a result of a later subscription date and performance of a Fund and there can be no assurance that the returns described herein lower preferred return, (b) differences in fees or expenses allocable to certain investors or comparable returns will be achieved by any Fund. as a result of taxes or other considerations, (c) the fact that certain investors may have negotiated reduced, waived or otherwise modified management fee and/or carried üPerformance metrics are presented for the limited partners of each respective Fund as a interest rates with the Fund’s general partner, and (d) the excuse or exclusion of an single class, taken as a whole. Certain limited partners, who have met specific investor from one or more of such Fund’s investments. Accordingly, the actual requirements, may have different preferred returns, as well as different carry performance of an individual investor may differ from the returns presented herein. percentages. In addition, the General Partner of each Fund may agree to reduce the management fees for certain limited partners in accordance with the applicable Fund’s üRCP Fund Performance Data – Selection Criteria. The tables on slides 6 and 7 herein Partnership Agreement. reflect the past performance of RCP’s commingled (i) funds-of-funds* and dedicated secondary funds which are at least 50% funded (in the aggregate) at the underlying üThe actual performance returns of each investor may vary and are dependent upon the investment level and (ii) dedicated co-investment funds which have called at least 50% specific preferred return hurdles, management fees, and carried interest expense of capital commitments at the RCP Fund level; accordingly, certain other investment charged to such investor and the timing of capital transactions for such investor. vehicles (including discretionary and non-discretionary separate accounts) which RCP has sponsored, advised, or sub-advised have been excluded. *Because Fund XIV is 45% üPerformance Metrics (Highest Fee Rate). funded (in the aggregate) at the underlying investment level (as of 9/30/22), but is expected to exceed the 50% funded threshold in the near-term, Fund XIV performance üROIC: Represents the return on invested capital of a “representative investor” in a returns are also included. Performance information for RCP’s later vintage-year funds is particular Fund. ROIC is calculated by dividing the sum of the representative investor’s not included in the performance tables contained herein; RCP believes that the results distributions plus capital balance by capital contributed. Representative investor’s are not yet meaningful, and analysis of later vintage fund data may be irrelevant. capital balance is the book assets (fair value of unrealized investments plus cash on Performance metrics are preliminary, estimated and subject to change. hand and miscellaneous assets) less the liabilities at the measurement date. üRCP SEF Performance. Because RCP’s inaugural “small and emerging manager” fund üD/PI: Calculated by dividing a representative investor’s cumulative distributions by the (which was structured using two distinct parallel investment vehicles – RCP Small and sum of capital contributions. Emerging Fund, LP (“SEF (Main)”) and RCP Small and Emerging Parallel Fund, LP (“RCP SEF Parallel”) – only accepted commitments from two unaffiliated (anchor) investors, üIRR: Represents the internal rate of return of a “representative investor” in a particular the performance returns of SEF (Main) and RCP SEF Parallel contained herein reflect Fund. IRR is a time-weighted average expressed as a percentage. The IRR of an fee/carry rates not typically associated with RCP’s commingled funds (specifically, investment is the discount rate at which the net present value of costs (negative cash unaffiliated investors in such vehicles pay 0% management fees and 10% carried flows) of the investment equals the net present value of the benefits (positive cash interest). The SEF (Main) and RCP SEF Parallel returns would be reduced by the effect flows) of the investment, including the current value of unrealized investments. of typical management fees charged to investors in RCP’s commingled funds. Performance information for RCP SEF Parallel is not included in the performance tables üNet Performance Metrics (Highest Fee Rate). Net ROIC, Net D/PI, and Net IRR reflects contained herein. As of 9/30/22, RCP SEF Parallel has a Net IRR of 26.7%, Net ROIC of the return of a “representative investor” in a particular Fund that: (i) is in good 1.9x, and Net D/PI of 0.50. standing; (ii) where more than one investment vehicle is established to accommodate investors with different tax and/or regulatory requirements, invested in such Fund via üDirect Fund Performance. With limited exceptions, Direct Funds generally do not pay the Delaware “onshore” vehicle; (iii) subscribed at the earliest closing in which third-party management fees since the Direct Funds invest directly (or indirectly unaffiliated LPs paying the highest level of fees and expenses (including, without through special purpose vehicles) in equity investments and not in other private equity limitation, management fees, carried interest and, in the case of certain earlier vintage funds. The Direct Fund returns would be reduced by the effect of typical third-party RCP Funds, “due diligence fees,” if applicable) chargeable to an investor in such Fund management fees charged to RCP’s commingled primary and secondary funds. were admitted; (iv) is not affiliated with the Fund’s general partner; and (v) is/was not excused or excluded from any underlying investments made by such Fund. üMax Out-of-Pocket. Refers to the amount of capital that an LP has contributed to the fund as of a specified date. As an example, for an LP capital commitment of $10 million üThe historical returns of RCP Advisors are not necessarily indicative of the future to a particular RCP Fund with a max-out-of-pocket exposure of 55%, the investor has performance of a Fund and there can be no assurance that the returns described herein contributed $5.5 million of out-of-pocket capital to date and the remaining $4.5 million or comparable returns will be achieved by any Fund. was funded by early liquidity and distributions from that Fund. Performance metrics are preliminary, estimated and subject to change. 2 24 4 F FO OU UR RT TH H Q QU UA AR RT TE ER R A AN ND D F FU UL LL L Y YE EA AR R 2 20 02 22 2

Disclaimers RCP ADVISORS PERFORMANCE DISCLOSURES (CONTINUED): RCP ADVISORS PERFORMANCE DISCLOSURES (CONTINUED): üPast performance does not predict, and is not a guarantee of, future results. RCP’s üRealized vs. Unrealized Investments. The fund-level Net IRR and Net ROIC calculations investment strategy is subject to significant risks and there is no guarantee that any used herein measure the actual value of realized investments and estimated fair value of unrealized investments (as reported to RCP by the general partners of the underlying RCP Fund will achieve comparable results as any prior investments or prior investment funds of RCP. The performance information presented above reflects 9/30/22 cash flows investments), which involves significant elements of subjective judgment and analysis. with 9/30/22 underlying investment valuations unless stated otherwise. Performance There can be no assurance that unrealized investments will be realized at the valuations metrics are preliminary, estimated and subject to change. Performance information for used to calculate the Net IRRs and Net ROICs contained herein, and additional fund expenses and investment related expenses to be incurred during the remainder of a RCP’s later vintage-year funds is not included in the performance tables contained particular Fund’s term remain unknown and, therefore, are not factored into the Net IRR herein; RCP believes that the results are not yet meaningful, and analysis of later vintage fund data may be irrelevant. 1. Currently investing. 2. Includes approved and and Net ROIC calculations. Any anticipated carried interest reduces the net returns of closed deals. Latest data available. 3. As of 12/31/22. Note: Please see the important unrealized investments. Calculations used herein which incorporate estimations of the net “unrealized value” of remaining investments represent valuation estimates made by disclosures and explanatory notes contained herein for details regarding RCP fund RCP using the most recent valuation data provided by the general partners of the metrics and performance information, including the “Net Performance Metrics (Highest Fee Rate)” and “Net Performance Metrics (Blended Fee Rate)” calculation underlying investments. Such estimates are subject to numerous variables which methodologies. change over time and therefore amounts actually realized in the future will vary (in some cases materially) from the estimated net “unrealized values” used in connection with calculations referenced herein. üEffects of Leverage on IRRs. Because RCP typically utilizes a subscription-based credit facility to bridge capital calls for its commingled Funds, many investments have been initially funded using a subscription line of credit. For purposes of the fund-level Net IRR calculation, the use of a subscription line of credit increases the IRR (in situations where the IRR is positive), as the IRR calculation takes into account the amount of time capital is outstanding and is based upon the capital call due date, rather than the date the relevant Fund made the underlying investment with borrowed funds. Accordingly, the related delay of capital calls will increase the fund-level Net IRR reflected herein (in some cases, materially). üPast performance does not predict, and is not a guarantee of, future results. RCP’s investment strategy is subject to significant risks and there is no guarantee that any RCP Fund will achieve comparable results as any prior investments or prior investment funds of RCP. The performance information presented above reflects 9/30/22 cash flows with 9/30/22 underlying investment valuations unless stated otherwise. Performance metrics are preliminary, estimated and subject to change. Performance information for RCP’s later vintage-year funds is not included in the performance tables contained herein; RCP believes that the results are not yet meaningful, and analysis of later vintage fund data may be irrelevant. 1. The Fund is fully liquidated. 2. Currently investing. 3. Includes approved and closed deals. Latest data available. 4. As of 12/31/22. Note: Please see the endnotes as well as additional important disclosures and explanatory notes contained herein for details regarding fund metrics and performance information, including the “Net Performance Metrics (Highest Fee Rate)” and “Net Performance Metrics (Blended Fee Rate)” calculation methodologies. 2 25 5 F FO OU UR RT TH H Q QU UA AR RT TE ER R A AN ND D F FU UL LL L Y YE EA AR R 2 20 02 22 2

Disclaimers HARK PERFORMANCE DISCLOSURES: BONACCORD PERFORMANCE DISCLOSURES: üROIC: Represents the return on invested capital. ROIC is calculated by dividing the sumüNet Performance for Bonaccord Capital Partners I is determined assuming a limited of distributions plus total partners’ capital by capital contributed. Total partners’ capital partner was admitted at the first closing and is subject to a 2.0% management fee balance is the book assets (fair value of unrealized investments plus cash on hand and during the investment period and a 1.5% management fee thereafter, a 20.0% carry, miscellaneous assets) less the liabilities at the measurement date. an 8.0% preferred return, and a 1.2% expense ratio (determined by dividing (a) inception-to-date LP contributions attributable to expenses by (b) inception-to-date LP üIRR: Represents the internal rate of return of the Fund. IRR is a time-weighted average contributions). Certain investors were subject to lower management fee rates and/or expressed as a percentage. The IRR of an investment is the discount rate at which the carried interest, and accordingly experienced higher net returns. net present value of costs (negative cash flows) of the investment equals the net present value of the benefits (positive cash flows) of the investment, including theüBonaccord values its investments at estimated fair value as determined in good faith by current value of unrealized investments. Bonaccord. Valuations involve a significant degree of judgment. Due to the generally illiquid nature of the securities held, fair values determined Bonaccord may not reflect üNet ROIC, Net D/PI, and Net IRR: Reflects limited partner returns after allocation of the prices that actually would be received when such investments are realized. The management fees, general fund expenses, investment expenses, income earned on cash actual realized returns on unrealized investments will depend on, among other factors, and cash equivalents, any carried interest to the general partner, and any other fees future operating results and cash flows, future fundraising, the performance of the and expenses. Based on the highest applicable rate of management fees and carried investment funds now existing or subsequently launched by the relevant sponsors, any interest to the general partner, as of 9/30/22, Hark II would have generated an related transaction costs, market conditions at the time of disposition and manner of 11.15% Net IRR and Hark III would have generated a 13.23% Net IRR. disposition of investments, all of which could differ from the assumptions on which the valuations used in the performance data contained herein are based. Thus, the return üNot all limited partners pay the same management fee or carried interest. Furthermore, for each such investment calculated after its complete realization most likely will vary limited partners’ IRRs may vary based on the dates of their admittance to the Fund. from the return shown for that investment in this presentation. Similarly, the return for There can be no assurance that unrealized investments will be realized at the valuations BCP I calculated after the complete realization of all of its investments most likely will used to calculate the ROICs and IRRs contained herein and additional fund expenses vary from the return shown herein in the aggregate. and investment related expenses to be incurred during the remainder of the Fund’s term remain unknown and, therefore, are not factored into the calculations. Any anticipated Carried Interest reduces the net returns of unrealized investments. Calculations used herein which incorporate estimations of the net “unrealized value” of remaining investments represent valuation estimates made by RCP using the most recent valuation data provided by the general partners of the underlying funds. Such estimates are subject to numerous variables which change over time and therefore amounts actually realized in the future will vary (in some cases materially) from the estimated net “unrealized values” used in connection with calculations referenced herein. Past performance is not a guarantee of future results, and there can be no assurance that any fund will achieve comparable results. 2 26 6 F FO OU UR RT TH H Q QU UA AR RT TE ER R A AN ND D F FU UL LL L Y YE EA AR R 2 20 02 22 2

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